SECURITIES AND EXCHANGE COMMISSION
			Washington, DC  20549

                           FORM 8-K

                   Current Report Pursuant
                 to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


                         POWER REIT
       (Exact Name of Registrant as Specified in Its Charter)

                          Maryland
          (State or Other Jurisdiction of Incorporation)



        333-177802                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)


55 Edison Avenue, West Babylon, New York	  11704
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 8: OTHER EVENTS

Item 8.01

      Norfolk Southern Railway Company ("NS") is the lessee of railroad property under a lease entered in 1962 (the "Lease") with Pittsburgh & West Virginia Railroad ("P&WV"), a wholly-owned subsidiary of Power REIT. In December 2010, NS approached P&WV regarding the potential sale of a portion of the leased property that is owned by P&WV that NS considers excess to its requirements (the "West End Branch"). In response, P&WV proceeded to evaluate the proposed transaction and its rights under the Lease and ultimately sought reimbursement for legal costs related thereto (approximately $4,500) pursuant to the Lease. NS refused to pay such costs despite several requests by P&WV.

      On December 19, 2011, NS (together with its sub-lessee, Wheeling & Lake Erie Railway Company, "Plaintiffs") commenced an action against Power REIT and P&WV ("Defendants") in the United States District Court for the Western District of Pennsylvania, seeking a declaratory judgment that (a) the Lease is not in default; and (b) with respect to the sale of the West End Branch:
(i) Plaintiffs are required to reimburse Defendants for the income tax payment from the disposition of the West End Branch; (ii) Plaintiffs will be compliant with the Lease upon reimbursing Defendants for the income tax payment following the sale of the West End Branch and that Plaintiffs have no obligation to reimburse dividends paid to Defendants' shareholders; (iii) Defendants are not permitted to make dividend payments to their shareholders that exceed limitations set forth in the Lease; and (iv) Plaintiffs are not required to pay Defendants' attorneys fees of $4,487.50 pursuant to the Lease.

      Following communications between Power REIT and the Plaintiffs, on February 15, 2012, P&WV filed an Answer, Affirmative Defenses and Counterclaims ("Answer"). Power REIT filed a motion to dismiss the action. In its Answer, P&WV seeks declaratory judgment that the failure to reimburse the costs described above and other actions constitute defaults under the Lease and that certain amounts, including what NS calls the "settlement account," are indebtedness owed by NS to P&WV which are immediately due and payable. The "settlement account" had a principal balance of $16,236,809 as of December 31, 2011. There can be no assurance that P&WV will prevail with its defenses or counterclaims or that Power REIT will prevail with its motion to dismiss.

      NS has continued to make timely quarterly payments of the base cash rent ($915,000 per annum). P&WV intends to vigorously protect its rights and interests under the Lease. P&WV believes its primary exposure in the litigation is to its ongoing legal expense, which it believes is reimbursable by NS pursuant to the Lease.
There can be no assurance that P&WV will prevail with any claims for reimbursement of its expenses.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	February 16, 2012

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman